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                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF PEDIATRIX MEDICAL GROUP, INC.]


November 14, 2002

Pediatrix Medical Group, Inc.
1301 Concord Terrace
Fort Lauderdale, Florida 33323

         Re: Pediatrix Medical Group, Inc.1996 Non-Qualified Employee Stock Purchase Plan Registration Statement on Form S-8

Ladies and Gentlemen:

         I am an employee of Pediatrix Medical Group, Inc., a Florida corporation (the "Company") and have served as Florida counsel to the Company in connection with the Company's filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of 250,000 shares of the Company's common stock, par value $.01 per share, including share purchase rights attached thereto (the "Shares"). The Shares are to be issued pursuant to the terms of the Pediatrix Medical Group, Inc. 1996 Non-Qualified Employee Stock Purchase Plan, as amended and restated (the "Plan"). On May 14, 2002, at the Company's 2002 annual shareholders' meeting, a majority of the votes of the Company's common stock present in person or by proxy at the annual meeting voted in favor of amending the Plan. The amendment increased the number of shares issuable under the 1996 Non-Qualified Employee Stock Purchase Plan from 500,000 to 750,000, and reduced the the number of shares issuable under the Pediatrix Medical Group, Inc. 1996 Qualified Employee Stock Purchase from 500,000 to 250,000. The Plan amends and restates the Company's 1996 Non-Qualified Employee Stock Purchase Plan. Among other amendments, the number of shares issuable under the Plan has increased from 500,000 shares to 750,000 shares, which includes 250,000 shares previously registered under Registration Statement on Form S-8 (No. 333-07061) and 500,000 shares registered under Registration Statement on Form S-8 (No. 333-07059).

         In connection with the preparation of this letter, I have examined, considered and relied upon following documents (collectively, the "Documents"):
(i) the Registration Statement; (ii) the Company's Amended and Restated Articles of Incorporation, as amended, as filed with the Secretary of State of the State of Florida; (iii) the Company's Amended and Restated Bylaws, as amended; (iv) the Plan; (v) resolutions adopted by the Company's Board of Directors approving the Plan; (vi) resolutions adopted by the Company's shareholders approving the Plan; and (vii) such other documents and matters of law as I have considered necessary or appropriate for the expression of the opinions contained herein.

         In rendering the opinions set forth below, I have assumed the following:

         1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

         3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.



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         4. Any Documents submitted to me as originals are authentic. The form and content of any Documents submitted to me as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to me as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by me or on my behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

         5. Upon issuance of the Shares, the total number of shares of common stock of Pediatrix issued and outstanding will not exceed the total number of shares of common stock of the Company then authorized and the Shares will not be issued in violation of any restriction or limitation contained in the Company's Amended and Restated Articles of Incorporation.

         6. All certificates and affidavits submitted to me are true, correct and complete, both when made and as of the date hereof.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is my opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida.

         2. The issuance of the Shares has been duly authorized by the Board of Directors and the shareholders of the Company.

         3. The Shares, if issued in accordance with the Company's Amended and Restated Articles of Incorporation and the Plan, will be validly issued, fully paid and non-assessable.

         This opinion is limited in all respects to the federal laws of the United States and the Florida Business Corporation Act, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and I assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to my attention or any changes in law that may hereafter occur.

         This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any person or entity without, in each instance, my prior written consent. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, but this consent does not constitute an admission that I am an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Gregg S. Bloom
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Gregg S. Bloom
Director, Corporate Legal Affairs




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